UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): March 22, 2006

                         CITIZENS COMMUNICATIONS COMPANY
             (Exact name of registrant as specified in its charter)

         Delaware                   001-11001                   06-0619596
         --------                   ---------                 --------------
(State or other jurisdiction        (Commission              (I.R.S. Employer
of incorporation)                   File Number)             Identification No.)

                                3 High Ridge Park
                           Stamford, Connecticut 06905
                    (Address of Principal Executive Offices)

                                 (203) 614-5600
              (Registrant's Telephone Number, Including Area Code)

                           No Change Since Last Report
          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written  communications pursuant to Rule  425 under the Securities  Act (17
     CFR 230.425)

[  ] Soliciting material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
           -------------------------------------------

          On March 8, 2006, Citizens Communications Company (the "Company") entered into an employment arrangement with Donald Shassian pursuant to which he will serve as Chief Financial Officer of the Company. Pursuant to the arrangement, Mr. Shassian will receive an annual base salary of $425,000, an annual incentive target of 100% of base salary and long-term incentive compensation in the form of an annual award of restricted shares in an amount determined each year by the Compensation Committee of the Board of Directors. In addition, Mr. Shassian will receive a sign-on grant of 50,000 restricted shares and sign-on bonuses totaling $75,000. In the event of an actual or constructive termination of Mr. Shassian's employment other than for cause within a year following a "change of control", Mr. Shassian shall be paid two years' salary and target bonus.


Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
           --------------------------------------------------------------------
           Appointment of Principal Officers.
           ----------------------------------

          In connection with the appointment of Donald Shassian as Chief Financial Officer of the Company, Jerry Elliott will resign his position as Acting Chief Financial Officer, effective April 17, 2006. Mr. Elliott will remain as the Company's President.

          Mr. Donald Shassian was appointed to the position of Chief Financial Officer of the Company, effective April 17, 2006. A copy of the press release, dated March 22, 2006, announcing Mr. Shassian's appointment is attached hereto and incorporated herein by reference.

          Mr. Shassian, 50, has been an independent consultant since 2001 providing M&A advisory services to several organizations primarily in the communications industry. In his role as independent consultant, Mr. Shassian acted as interim chief financial officer of the Northeast region of Health Net, Inc., a managed health care company and assisted in the evaluation of acquisition, disposition and capital raising opportunities for several other companies. From January 1999 to July 2000, Mr. Shassian was Executive Vice President and Chief Financial Officer (January 1999 through July 1999) and Chief Operating Officer (August 1999 through July 2000) of RSL Communications, Inc., an organization engaged in offering voice products to customers in the United States and Europe with revenues of approximately $1.6 billion. Mr. Shassian is a certified public accountant, having served more than 16 years at Arthur Andersen. Mr. Shassian has no family relationship to any other director or executive officer of the Company.

Item 9.01. Financial Statements and Exhibits.
           ----------------------------------

           (d) Exhibits

           99.1 - Press release dated March 22, 2006, announcing appointment of Donald Shassian as Chief Financial Officer of the Company.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         CITIZENS COMMUNICATIONS COMPANY


Date:  March 22, 2006         By: /s/ Robert J. Larson
                                  --------------------------
                                  Robert J. Larson
                                  Senior Vice President and
                                  Chief Accounting Officer

                                  EXHIBIT INDEX
                                  -------------

Exhibit No.       Description
-----------       -----------

99.1 Press release dated March 22, 2006, announcing appointment of Donald Shassian as Chief Financial Officer of the Company.